EXHIBIT 24(a)


                                  INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement No. 33-60054 of Alexander & Alexander Services Inc. on Form S-8 of our report dated February 15, 1995 (February 28, March 16 and 27, 1995 with respect to certain information in Notes 2, 5, 8 and 14), appearing in the Annual Report on Form 10-K of Alexander & Alexander Services Inc. for the year ended December 31, 1994.





DELOITTE & TOUCHE LLP
Baltimore, Maryland
March 31, 1995